Exhibit 10.8

COMMERCIAL GUARANTY

This Commercial Guaranty ("Guaranty") is made as of December 26, 2013 by Greenkraft Inc., a Nevada corporation ("Guarantor") in favor of Pacific Premier Bank ("Lender").

Factual Background

A. Greenkraft Inc., a California corporation ("Borrower") entered into a loan (the "Loan') evidenced by that certain Promissory Note dated March 13, 2012, payable to Lender in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the 'Note"). As of December 26, 2013, the unpaid principal balance of the Loan is $1,205,557.76.

B. Guarantor is executing this Guaranty in connection with a Loan Modification Agreement dated December 26, 2013 (the "Modification Agreement") wherein, among other things, the Loan maturity date is being extended.

C. The Note, the Modification Agreement, and all other loan documents given to Lender either evidencing the Loan or to induce Lender to make the Loan are referred to collectively as the "Loan Documents".

Guaranty

1. Guaranty of Loan. Guarantor unconditionally guaranties to Lender the Guarantied Obligations (defined below) and unconditionally agrees to pay Lender the full amount of the Guarantied Obligations. This is a guaranty of payment, not of collection. If Borrower defaults in the payment when due of all or any part of the Guarantied Obligations, Guarantor shall in lawful money of the United States pay to Lender or order, on demand, all sums due and owing on the Guarantied Obligations, including all interest, charges, fees and other sums, costs and expenses

2. Loan. In this Guaranty, the term ''Guarantied Obligations" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Borrower to pay principal, interest, prepayment fees or charges, late charges, loan fees and any other fees, charges, sums, costs and expenses, whether now owing or existing or hereafter incurred or created, which may be owing at any time under the Loan. Nate or the other Loan Documents, as any or all of them may from time to time be modified, amended, extended or renewed. If the amount(s) outstanding under the Guarantied Obligations is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which the determination was made.

3. Rights of Lender. Guarantor authorizes Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

(a) Lender may alter any terms of the Guarantied Obligations or any part of it, including accelerating, terminating early or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Guarantied Obligations or any part of them.

(b) Lender may enforce or forbear from enforcing the Guarantied Obligations on a net or gross basis.

(c) Lender may take and hold security for the Guarantied Obligations or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

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(d) Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the Guarantied Obligations or this Guaranty, and Lender may also bid at any such safe

(e) Lender may apply any payments or recoveries from Borrower, Guarantor or any other source, and any proceeds of any security, to Borrowers oblgations under the Loan Documents in such manner, order and priority as Lender may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

(f) Lender may release Borrower of its liability for the Guarantied Obligations or any part of them.

(g) Lender may substitute, add or release any one or more guarantors or endorsers.

(h) In addition to the Guarantied Obligations, Lender may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

4. Guaranty to be Absolute. Guarantor expressly agrees that until the Guarantied Obligations are paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed. Guarantor shall not be released by or because of:

(a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

(b) Any waiver, extension, modification, forbearance, delay or other act or omission of Lender, or its failure to proceed promptly or otherwise as against Borrower, Guarantor or any security;

(c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Borrower,

(d) Any dealings occurring at any time between Borrower and Lender, whether relating to the Guarantied Obligations or otherwise, or

(e) Any action of Lender described in Section 3 above.

Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreement, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to any liability under this Guaranty based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Guarantor that Guarantors obligations under this Guaranty are and shall be absolute, unconditional and irrevocable. This Guaranty shall remain in full force and effect without regard to and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or in the future be caused or imposed in any manner whatsoever.

5. Guarantor's Waivers. Guarantor waives;

(a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Lender, to the fullest extent permitted by law;

(b) Any right it may have to require Lender to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Lender's power to pursue;

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(c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower;

(d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Lender from any cause, whether consented to by Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance of the Guarantied Obligations, or any part of them, or any security held for them, in any such insolvency Proceeding;

(e) Any defense based on any action taken or omitted by Lender in any Insolvency Proceeding involving Borrower, including any election to have Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to Borrower in any Insolvency Proceeding, and the taking and holding by Lender of any security for any such extension of credit;

(f) All presentments, demands for performance, notices of nonperformance. protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence. creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Lender to Guarantor expressly provided for in Section 1;

(g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Guarantied Obligations or any part of them; and

(h) Any defense based on or arising out of any action of Lender described in Sections 3 or 4 above.

6. Waivers of Subrogation and Other Rights and Defenses.

(a) Upon a default by Borrower, Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Guarantied Obligations, (ii) accept a transfer of any such security in lieu of foreclosure. (iii) compromise or adjust the Guarantied Obligations or any part of them or make any other accommodation with Borrower or Guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Guarantied Obligations.

(b) Regardless of whether Guarantor may have made any payments to Lender, Guarantor hereby waives: (i) all rights of subrogation, indemnification, contribution, and any other rights to collect reimbursement from Borrower, or any other party, for any sums paid to Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Lender may have against Borrower, and (iii) all rights to participate in any security now or later to be held by Lender for the Guarantied Obligations. The waivers given in this subsection 6(b) shall be effective until the Guarantied Obligations have been paid and performed in full.

(c) Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Guarantied Obligations, that foreclcsure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this Section 6, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. aroctskv, 265 Cal.App.2d 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Lender may foreclose judicially or nonjudicially against any real property security for the Guarantied Obligations; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor under this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 560b. 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Lender is relying on this waiver in extending the Guarantied Obligations to Borrower, and that this waiver is a material part of the consideration which Lender is receiving for making the Loan.

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(d) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(e) Guarantor waives all rights and defenses that Guarantor may have because the Guarantied Obligations are secured by real property. This means, among other things:

(i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(ii) If Lender forecloses on any real property collateral pledged by Borrower.

(A) The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This subsection 6(e) is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Guarantied Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Califomia Code of Civil Procedure.

(f) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

(g) No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty.

7. Revival and Reinstatement. If Lender is required to pay, return or restore to Borrower or any other person any amounts previously paid on any Guarantied Obligations because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Lender shall continue with regard to such amounts, all as though they had never been paid.

8. Information Regardinq Borrower and any Collateral. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of any collateral securing the Loan, and such other matters as Guarantor deemed appropriate to assure itself of Borrower's ability to discharge its obligations under the Loan Documents, Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of ail matters which may affect Borrower's ability to pay and perform its obligations to Lender. Lender has no duty to disclose to Guarantor any information which Lender may have or receive about Borrower's financial condition or business operations, the condition or uses of any collateral securing the Loan, or any other circumstances bearing on Borrowers ability to perform.

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9. Subordination. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower or any subsequent owner of any collateral securing the Loan, or to withdraw capital invested by it in Borrower, or to receive distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Lender of the Guarantied Obligations. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Guarantied Obligations have been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for Lender. The foregoing notwithstanding, Guarantor is not prohibited from receiving (a) such reasonable management fees or reasonable salary from Borrower as Lender may End acceptable from time to time, and (b) distributions from Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to Borrower's income from any collateral securing the Loan.

10. Financial Information. Guarantor shall keep true arid correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as Lender in its reasonable judgment may find acceptable from time to time. Guarantor agrees to furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than 120 days after the end of each fiscal year, Guarantor's balance sheet and income statement for the year ended, prepared by Guarantor,

Annual Schedules. As soon as available, but in no event later than 120 days after the end of each fiscal year, Guarantors, detailed real estate schedule and any other schedules deemed appropriate by Lender, prepared by Guarantor.

Tax Returns. As soon as available, but in no event later than 15 days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a certified public accountant satisfactory to Lender.

11. Guarantor's Representations and Warranties. Guarantor represents and warrants that:

(a) All financial statements and other financial information furnished or to be furnished to Lender are or will be true and correct and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities);

(b) All financial statements were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Lender at the time of their preparation, consistently applied; and

(c) There has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Guarantor since the dates of the statements most recently furnished to Lender.

12. Events of Default. Lender may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following event:

(a) Guarantor fails to perform any of its obligations under this Guaranty; or

(b) Guarantor revokes this Guaranty or this Guaranty becomes ineffective for any reason; or

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(c) Any representation or warranty made or given by Guarantor to Lender proves to be false or misleading in any material respect; or

(d) Guarantor becomes insolvent or the subject of any Insolvency Proceeding; or

(e) Guarantor dies. dissolves or liquidates, or any of these events happens to any of Guarantor's general partners, or Guarantor's trustor if Guarantor is a trust; or

(f) There is a material change in the ownership or control of Guarantor, or if Guarantor is a trust, the trust is revoked or materially modified; or

(g) Any material adverse change occurs in Guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to perform under this Guaranty.

13. Authorization. No Violation. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid and binding obligation of Guarantor. No provision or obligation of Guarantor contained in this Guaranty violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which Guarantor is a party. No consent, approval or authorization of or notice to any person or entity is required in connection with Guarantor's execution of and obligations under this Guaranty.

14. Additional and Independent Obligations. Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Lender. Guarantor's obligations under this Guaranty are independent of those of Borrower on the Guarantied Obligations. Lender may bring a separate action, or commence a separate reference or arbitration proceeding against Guarantor without first proceeding against Borrower, any other person or any security that Lender may hold, and without pursuing any other remedy. Lender's rights under this Guaranty shall not be exhausted by any action by Lender until the Guarantied Obligations have been paid and performed in full.

15. No Waiver; Consents; Cumulative Remedies. Each waiver by Lender must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Lenders delay in exercising or failure to exercise any right or remedy against Borrower, Guarantor or any security. Consent by Lender to any act or omission by Borrower or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Lender's consent to be obtained in any future or other instance. All remedies of Lender against Borrower and Guarantor are cumulative.

16. No Release. Guarantor shall not be released from its obligations under this Guaranty except by a writing signed by Lender.

17. Heirs Successors and Assigns; Participations. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Lender and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Lender in each instance. Lender in its sole discretion may sell or assign participations or other interests in the Guarantied Obligations and this Guaranty, in whole or in part, all without notice to or the consent of Guarantor and without affecting Guarantor's obligations under this Guaranty. Also without notice to or the consent of Guarantor, Lender may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Guarantied Obligations and this Guaranty.

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18. Notices. All notices given under this Guaranty must be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in certified United States mail, postage prepaid, sent to the party at the addresses given at the end of this Guaranty. Those addresses may be changed by Lender or Guarantor by written notice to the other party. Service of any notice on any one Guarantor signing this Guaranty shall be effective service on Guarantor for all purposes

19. Rules of Construction. In this Guaranty, the word "Borrower" includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Guarantied Obligations. The word "person" includes any individual, company, trust or other legal entity of any kind. If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

20. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

21. Choice of Venue. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of California.

22. Costs and Expensee. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents, or the Guarantied Obligations, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law, In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of Lenders costs and expenses, including attorneys' fees (including allocated costs for services of Lender's in-house counsel) which may be incurred in any effort to collect or enforce the Guarantied Obligations or any part of it or any term of this Guaranty. From the time(s) incurred until paid in full to Lender, all sums shall bear interest at the Default Rate, as defined in the Note.

23. Consideration. Lender is willing to enter into the Modification Agreement provided, among other things, Guarantor personally guarantees the Loan as outlined in this Guaranty. Guarantor represents and acknowledges that it is to the mutual benefit of Borrower and Guarantor that Lender enter into the Modification Agreement. and Guarantor understands and intends that Lender will rely on this Guaranty in agreeing to enter into the Modification Agreement.

24. Integration; Modfications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor and Lender as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and Lender. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Lender and Guarantor, No course of prior dealing. usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

25. Credit Verification. Each legal entity and individual obligated on ties Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Lender's choice in connection with any monitoring, collection or future transaction concerning arty Guarantied Obligations, including any modification, extension or renewal of any Guarantied Obligations. Also in connection with any such monitoring, collection or future transaction, Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

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26. Miscellaneous. The death, legal incapacity, termination, dissolution, insolvency, or business cessation of any Guarantor shall not terminate the obligations of such Guarantor or any other Guarantor under this Guaranty, including its obligations with regard to future advances under the Loan Documents. The liability of all persons who are in any manner obligated under this Guaranty shall be joint and several. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Any Guarantor who is married agrees that Lender may look to all of his or her community property and separate property to satisfy his or her obligations under this Guaranty. This Guaranty and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document Time is of the essence in the performance of this Guaranty by Guarantor.

27. Counsel. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor's choice prior to signing it.

GUARANTOR:

GREENKRAFT, INC., A NEVADA CORPORATION

By:	/s/ George Germayel	By:	/s/ Sosi Bardakjian
	George Germayel, President and Secretary		Sosi Bardakjian, Chief Financial officer

Address Where Notices to Guarantor are to be Sent:

2530 South Birch Street
Santa Ana, CA 92707

Address Where Notices to Lender are to be Sent:

17901 Von Karman Ave., Suite 1200
Irvine, CA 92614
Attention: Loan Service